Exhibit 99.1

Pixelworks Announces Resignation of CEO Bruce Walicek

Director Stephen Domenik Appointed Interim CEO and
Former Worldwide Sales Executive of TriQuint, Todd DeBonis, Appointed COO

Provides Preliminary Fourth Quarter Results; Revenue of $13.5 million and
GAAP Net Loss Per Share of $0.11

San Jose, CA, February 1, 2016 -- Pixelworks, Inc. (NASDAQ:PXLW), an innovative provider of video display processing technology, today announced that effective immediately Bruce Walicek has resigned as President and Chief Executive Officer and as a Director from the board for personal reasons. Mr. Walicek will remain as a consultant to the Company for a period of up to six months.

Pixelworks’ Board of Directors has commenced efforts to promptly identify and select a candidate to succeed Mr. Walicek as CEO. Until such time that a permanent CEO is appointed, Stephen Domenik will assume these duties and serve as interim CEO. Mr. Domenik has served as a Director on Pixelworks’ board since August 2010 and previously acted as a strategic consultant to the Company in 2013.

Richard Sanquini, chairman of Pixelworks’ board stated, “On behalf of the board and management team, I want to thank Bruce for his dedication and commitment to the Company. He contributed significantly to the repositioning of Pixelworks over the past eight years, and we appreciate his efforts. The board is actively working to appoint a permanent CEO.”

“It’s been a pleasure and honor for me to work with the excellent team at Pixelworks over the years," said Bruce Walicek. “I am confident that the company is well-positioned to succeed in its next phase of growth.”

Stephen Domenik, Pixelworks’ interim CEO commented, “I would like to welcome Todd DeBonis, who recently joined Pixelworks and will assume the role of Chief Operating Officer. Todd came to Pixelworks following a successful tenure as Vice President of Global Sales and Strategic Development at TriQuint Semiconductor. He will prove to be a valuable asset as Pixelworks further executes on its mobile product strategy. Todd is a seasoned executive with a wealth of experience spanning strategy, sales and operations across a global organization. He has an extensive background in communications applications and products that includes an impressive track record of increasing sales and market share.”

Preliminary Fourth Quarter 2015 Results
The Company also reported preliminary fourth quarter 2015 results with revenue of $13.5 million and a GAAP net loss per share of $0.11. In regards to the Company’s outlook for the first quarter of 2016, Mr. Domenik stated, “Looking ahead, the challenging market environment continues to impact our results and will likely contribute to greater than normal seasonal weakness in the first quarter of 2016. We will discuss in more detail on our upcoming conference call.”

As previously announced, Pixelworks is scheduled to hold its fourth quarter and fiscal 2015 financial results conference call on Thursday, February 4th at 2:00pm PST.

Executive Biographies
Since 1995, Stephen Domenik has been a General Partner with Sevin Rosen Funds, a venture capital firm. Domenik currently serves as a director of MoSys, Inc. (NASDAQ: MOSY), a leader in semiconductor solutions that enable fast, intelligent data access for network and communications systems, and EMCORE Corporation (NASDAQ: EMKR), a provider of compound semiconductor-based components and subsystems. He previously served as Chairman of the Board of Meru Networks, Inc. (NASDAQ: MERU) until it was acquired by Fortinet in July 2015, and also served on the Board of Directors of NetLogic Microsystems, Inc. (NASDAQ: NETL) through its acquisition by Broadcom Corporation in February 2012 as well as PLX Technology, Inc. (NASDAQ: PLXT) which was acquired by Avago Technologies in August 2014. Domenik holds a B.S. in Physics and M.S.E.E. from the University of California at Berkeley.

Todd DeBonis brings to Pixelworks 28 years of experience in sales, marketing and business development at industry leading semiconductor companies where he created and implemented successful market penetration strategies. Most recently, he served as Vice President of Global Sales & Strategic Development at TriQuint Semiconductor (NASDAQ: TQNT) from 2004 to 2015. His responsibilities included global sales, business development, strategic planning, customer support, contract negotiation and corporate marketing. During his tenure at TriQuint, he was a key contributor to the company’s rapid growth from $300 million to $1.1 billion, while increasing operating margin from break-even to 20%. Prior to TriQuint, DeBonis served as Vice President of Worldwide Sales & Marketing at Centillium Communications (NASDAQ: CTLM), Vice President of Worldwide Sales of Ishoni Networks and also held executive positions at Infineon Technologies, VisCom Corporation and Electec SoCal. DeBonis received a B.S.E.E. from the University of Nevada.

About Pixelworks, Inc.
Pixelworks creates, develops and markets video display processing technology for digital video applications that demand the very highest quality images. At design centers around the world, Pixelworks engineers constantly push video performance to keep manufacturers of consumer electronics and professional displays worldwide on the leading edge. The company is headquartered in San Jose, CA.

For more information, please visit the company’s Web site at www.pixelworks.com.

Safe Harbor Statement
This release contains forward-looking statements, including, without limitation, the Company’s expectations as to timing of the Company’s CEO search and the length of Mr. Domenik’s service as the Interim CEO and Mr. Walicek’s consulting term, performance of the executive team, that the Company is well-positioned to succeed in its next phase of growth, preliminary fourth quarter 2015 results, including revenue and GAAP net loss per share, and that the challenging macro environment is expected to contribute to greater than seasonal weakness in the Company’s first quarter results, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” and similar terms or the negative of such terms. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to find a permanent CEO on a timely basis; our ability to execute on our strategy; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanded markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially is included from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2014 as well as subsequent SEC filings.

The forward-looking statements contained in this release speak as of the date of this release, and we do not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

Company Contact:
Pixelworks, Inc.
Steven Moore, +1-408-200-9221
smoore@pixelworks.com

Investor Contact:
Shelton Group
Brett L Perry, +1-214-272-0070
bperry@sheltongroup.com